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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

    As independent auditors we hereby consent to the use of our report and to all references to our firm included in or made part of Coherent, Inc.'s Form 10-K for the year ended September 30, 2001 and to the incorporation by reference on Forms S-8 Nos. 333-46118, 333-80265, 333-03035, 33-66536, 33-35609, 33-31442, 33-21878 in this Form 10-K of Coherent, Inc..

Arthur Andersen
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft mbH

Hentschel Wirtschaftsprüfer	Boelsems Wirtschaftsprüfer

Hanover, Germany, December 14, 2001

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  EXHIBIT 23.2